Exhibit 99.1

Tower Group, Inc. Reports Third Quarter 2010 Results

NEW YORK--(BUSINESS WIRE)--November 8, 2010--Tower Group, Inc. (NASDAQ: TWGP) today reported net income available to common shareholders of $33.7 million and diluted earnings per share of $0.78 for the third quarter 2010. Operating income(1) and operating earnings per share(1) were $33.0 million and $0.77 for the third quarter of 2010, respectively.

Key Highlights (all percentage increases compare the third quarter 2010 results to the results for the same period in 2009 except as noted otherwise):

  Gross premiums written increased by 58.3% to $447.6 million.
  For the combined insurance segments, the net combined ratio was 93.8% for the third quarter of 2010 compared with 86.7% for the same period last year. (Excluding the business that we manage on behalf of the reciprocal exchanges, the net combined ratio was 92.9% for the third quarter of 2010.)
    The net loss ratio was 61.1% for the third quarter of 2010 compared with 54.0% for the same period last year.
    The net expense ratio(2) was 32.7% for the third quarter of 2010 compared with 32.7% for the same period last year.
  Net investment income increased by 34.8% to $29.3 million.
  Book value per share of $26.34 at September 30, 2010 represents an increase of 6.2% during the quarter, 12.8% since year end 2009 and 15.9% year over year.
  During the third quarter of 2010, Tower issued $150 million of senior convertible notes and repurchased 1.7 million shares of common stock at a total cost of $36.7 million or an average price per share of $21.63. Since the repurchase program was initiated in March 2010, Tower has repurchased 3.9 million shares and at September 30, 2010, $16.1 million remains available under its $100 million repurchase program.
  In the third quarter, Tower closed on its acquisition of the OneBeacon Personal Lines (OBPL) business.

Michael H. Lee, President and Chief Executive Officer of Tower Group, Inc., stated, “Our strong operating results this quarter clearly demonstrate the positive trend that we are seeing in our business through successfully implementing our strategy to consolidate profitable business through acquisitions and exercise underwriting and cost discipline. During the third quarter, we successfully closed on the acquisition of the OBPL business and significantly increased our premium volume and fee income. As a result, our annualized operating return on shareholders’ equity improved to 12.7% in the third quarter, as compared to 8.7% for the first six months of 2010. We also saw a significant increase in our book value, driven by an increase in the value of our investment portfolio as well as our quarterly earnings. Based on the strong operating results this quarter, we are confident in our outlook for the remainder of the year and into 2011.”

Financial Summary ($ in thousands, except per share data):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Gross premiums written	$447,599	$282,800	$1,062,511	$743,485
Premiums produced by managing general agency	-	318	-	11,526
Net premiums written	389,661	258,648	929,397	680,730
Total commission and fee income	13,928	8,074	35,156	34,118
Net investment income	29,294	21,733	76,400	53,683
Net realized investment gains (losses)	1,717	2,555	7,623	2,325

Total revenues	423,718	256,340	1,038,971	711,645
Gain on investment in acquired unconsolidated affiliate	-	-	-	7,388
Other expense	-	-	(466)	-
Net income available to common shareholders	33,707	29,978	79,436	78,582
Earnings per share--Basic	$0.79	$0.74	$1.81	$2.05
Earnings per share--Diluted	$0.78	$0.74	$1.79	$2.04
Return on average equity	12.9%	13.6%	10.2%	16.3%

Combined Commercial and Personal Segments
Net premiums earned	378,779	223,978	919,792	621,519
Net loss ratio	61.1%	54.0%	61.0%	53.2%
Net expense ratio	32.7%	32.7%	33.5%	32.8%

Commercial Insurance Segment
Net premiums earned	233,769	195,367	692,871	535,413
Net loss ratio	63.5%	52.1%	62.0%	53.4%
Net expense ratio	34.7%	32.8%	33.7%	32.7%

Personal Insurance Segment
Net premiums earned	145,010	28,611	226,921	86,106
Net loss ratio	57.3%	66.4%	57.6%	52.0%
Net expense ratio	29.5%	32.2%	32.8%	32.6%

Reconciliation of non-GAAP financial measures:
Net income	$33,707	$29,978	$79,436	$78,582
Net realized gains (losses) on investments, net of tax	840	1,661	4,679	1,511
Acquisition-related transaction costs, net of tax (3)	(137)	(1,853)	(1,296)	(10,909)
Operating income	$33,004	$30,170	$76,053	$87,980

Operating earnings per share--Basic	$0.77	$0.75	$1.72	$2.30
Operating earnings per share--Diluted	$0.77	$0.74	$1.72	$2.29
Operating return on average equity	12.7%	13.7%	10.3%	18.3%

Third Quarter 2010 Highlights

Gross premiums written increased to $447.6 million in the third quarter of 2010, which was 58.3% higher than in the third quarter of 2009. Excluding programs, policies in-force increased by 110% as of September 30, 2010 compared to September 30, 2009. For the three months ended September 30, 2010, premium rates on renewed Commercial Insurance business excluding programs increased 0.2% and premium rates increased 3.7% on renewed Personal Insurance business, resulting in an overall premium rate increase on renewal business of 2.5%. During the same time period, our Commercial Insurance business renewal retention rate excluding programs was 80% compared to our Personal Insurance business renewal retention rate of 85%, resulting in an overall retention rate of 84%.

Total revenues increased 65.3% to $423.7 million in the third quarter of 2010 as compared to $256.3 million in the prior year's third quarter. The growth was primarily due to increased net premiums earned and net investment income resulting from the acquisitions of the OBPL business in the third quarter of 2010 and of SUA and the renewal rights to the AequiCap workers’ compensation business in the fourth quarter of 2009. Net premiums earned represented 89.4% of total revenues for the three months ended September 30, 2010 compared to 87.4% for the same period in 2009.

Net investment income increased 34.8% to $29.3 million for the three months ended September 30, 2010 compared to $21.7 million for the same period in 2009. The tax equivalent investment yield at amortized cost was 5.1% at September 30, 2010 compared to 5.6% at September 30, 2009. Net realized investment gains were $1.7 million for the three months ended September 30, 2010 compared to a gain of $2.6 million in the same period last year. The third quarter gains include other-than-temporarily impaired credit losses of $0.6 million as compared to $11.7 million of such losses in the third quarter of 2009.

Total commission and fee income increased 72.5% to $13.9 million in the third quarter of 2010 compared to $8.1 million in the third quarter of 2009.

The net loss ratio was 61.1% and 61.0% for the three and nine months ended September 30, 2010, respectively, compared to 54.0% and 53.2% during the same periods in 2009. For the nine months ended September 30, 2010, there was $4.5 million of favorable reserve development as compared to $6.6 million of favorable development in the same period of 2009.

Our net expense ratio was 32.7%(2) and 33.5% for the three and nine months ended September 30, 2010, respectively, as compared to 32.7 % and 32.8% during the same periods in 2009.

Interest expense increased by $1.1 million and $2.8 million, respectively, for the three and nine month periods ended September 30, 2010 compared to the same periods in 2009. Interest expense increased mainly due to interest on withheld funds, as well as interest on the bank credit facility, which was completed in May 2010, and the September 2010 convertible senior notes issuance.

Additional Highlights and Disclosures:

Dividend Declaration

Tower’s Board of Directors approved a quarterly dividend on October 22, 2010 of $0.125 per share payable on December 24, 2010 to stockholders of record as of December 13, 2010.

2010 Guidance

Tower expects fourth quarter 2010 operating earnings per share to be in a range of $0.84 to $0.89.

Notes on Non-GAAP Financial Measures

(1) Operating income excludes realized gains and losses, acquisition-related transaction costs and the results of the reciprocal business, net of tax. This is a common measurement for property and casualty insurance companies. We believe this presentation enhances the understanding of our results of operations by highlighting the underlying profitability of our insurance business. Additionally, these measures are a key internal management performance standard. Operating earnings per share is operating income divided by diluted weighted average shares outstanding. Operating return on equity is annualized operating income divided by average common stockholders' equity.

(2) The gross and net underwriting expense ratios include fees paid by the reciprocal exchanges to Tower in excess of Tower's direct costs to service the management services agreements. These fees increased the gross and net expense ratios by 0.9% and 1.0%, respectively, for the three month period ended September 30, 2010, and gross and net expense ratios by 0.3% and 0.4%, respective, for the nine month period ended September 30, 2010.

(3) For the three and nine month periods ended September 30, 2010, $0.1 million and $1.4 million, respectively, of acquisition-related transaction costs were not deemed deductible for tax purposes. A tax rate of 35% was used for those acquisition-related transaction costs that were tax deductible.

Conference Call

Tower will host a conference call and webcast to discuss these results on Tuesday, November 9, 2010 at 9:30 a.m. ET. This conference call will be broadcast live over the Internet. To access a listen-only webcast over the Internet, please visit the Investor Information section of Tower Group, Inc.’s website, www.twrgrp.com, or use this link: http://investor.twrgrp.com/events.cfm

Please access the website at least 15 minutes prior to the call to register and to download any necessary audio software. If you are unable to participate during the live conference call, a webcast will be archived in the Investor Information section of Tower Group, Inc.'s website at www.twrgrp.com.

About Tower Group, Inc.

Tower Group, Inc. offers diversified property and casualty insurance products and services through its operating subsidiaries. Its insurance company subsidiaries offer insurance products to individuals and small to medium-sized businesses through its network of retail and wholesale agents and specialty business through program underwriting agents. Tower's insurance services subsidiaries provide underwriting, claims and reinsurance brokerage services to other insurance companies.

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release and any other written or oral statements made by or on behalf of Tower may include forward-looking statements that reflect Tower's current views with respect to future events and financial performance. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "plan," "expect," "project," "intend," "estimate," "anticipate," "believe" and "continue" or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Please refer to Tower’s filings with the SEC, including among others Tower’s Annual Report on Form 10-K for the year ended December 31, 2009 and subsequent filings on Form 10-Q, for a description of the important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Forward-looking statements speak only as of the date on which they are made, and Tower undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

For more information, visit Tower's website at http://www.twrgrp.com/

Tower has changed the presentation of its business results, beginning July 1, 2010, by allocating the personal insurance business previously reported in either the Brokerage Insurance or Specialty Business segments along with the newly acquired OBPL business to a new Personal Insurance segment and merged the commercial business previously reported in either the Brokerage Insurance or Specialty Business segments in a new Commercial Insurance segment.

Tower has retained its Insurance Services segment, which will include fees earned by management companies acquired as a part of the OBPL transaction. This change in presentation reflects the way management organizes the segments for making operating decisions and assessing profitability subsequent to the OBPL acquisition. This will result in the reporting of three operating segments. The prior period segment disclosures have been restated to conform to the current presentation. Following the change in presentation described above, Tower now operates three business segments:

Commercial Insurance Segment offers a broad range of commercial lines property and casualty insurance products to small to mid-sized businesses distributed through a network of retail and wholesale agents on both an admitted and non-admitted basis. This segment also includes reinsurance solutions provided primarily to small insurance companies;

Personal Insurance Segment offers a broad range of personal lines property and casualty insurance products to individuals distributed through a network of retail and wholesale agents; and

Insurance Services Segment provides underwriting, claims and reinsurance brokerage services to insurance companies.

Commercial Insurance & Personal Insurance Combined
($ in thousands)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2010	2009	Change(%)	2010	2009	Change(%)
Revenues
Premiums earned
Gross premiums earned	$441,920	$263,742	67.6%	$1,084,675	$747,440	45.1%
Less: ceded premiums earned	(63,141)	(39,764)	58.8%	(164,883)	(125,921)	30.9%
Net premiums earned	378,779	223,978	69.1%	919,792	621,519	48.0%
Ceding commission revenue	10,916	6,932	57.4%	29,557	27,674	6.8%
Policy billing fees	1,896	930	103.8%	3,676	2,171	69.3%
Total	391,591	231,840	68.9%	953,025	651,364	46.3%
Expenses
Loss and loss adjustment expenses
Gross loss and loss adjustment expenses	265,767	126,470	110.1%	652,996	390,950	67.0%
Less: ceded loss and loss adjustment expenses	(34,303)	(5,632)	NM	(92,328)	(60,029)	53.8%
Net loss and loss adjustment expenses	231,464	120,838	91.5%	560,668	330,921	69.4%
Underwriting expenses
Direct commission expense	81,050	50,241	61.3%	197,524	148,575	32.9%
Other underwriting expenses	55,556	30,955	79.5%	143,525	84,563	69.7%
Total underwriting expenses	136,606	81,196	68.2%	341,049	233,138	46.3%
Underwriting profit	$23,521	$29,806	-21.1%	$51,308	$87,305	-41.2%

Key Measures
Premiums written
Gross premiums written	$447,599	$282,800	58.3%	$1,062,511	$743,485	42.9%
Less: ceded premiums written	(57,938)	(24,152)	139.9%	(133,114)	(62,755)	112.1%
Net premiums written	$389,661	$258,648	50.7%	$929,397	$680,730	36.5%

Loss Ratios
Gross	60.1%	48.0%		60.2%	52.3%
Net	61.1%	54.0%		61.0%	53.2%
Net Accident Year Loss Ratio	62.9%	54.1%		61.5%	54.3%
Underwriting Expense Ratios
Gross	30.5%	30.4%		31.1%	30.9%
Net	32.7%	32.7%		33.5%	32.8%
Combined Ratios
Gross	90.6%	78.4%		91.3%	83.2%
Net	93.8%	86.7%		94.5%	86.0%

Commercial Insurance Segment Information
($ in thousands)
(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenues
Premiums earned
Gross premiums earned	$272,376	$226,676	$825,105	$637,456
Less: ceded premiums earned	(38,607)	(31,309)	(132,234)	(102,043)
Net premiums earned	233,769	195,367	692,871	535,413
Ceding commission revenue	9,239	5,920	27,809	23,820
Policy billing fees	721	747	2,010	1,635
Total	243,729	202,034	722,690	560,868
Expenses
Loss and loss adjustment expenses
Gross loss and loss adjustment expenses	172,909	103,286	510,418	338,276
Less: ceded loss and loss adjustment expenses	(24,542)	(1,449)	(80,523)	(52,142)
Net loss and loss adjustment expenses	148,367	101,837	429,895	286,134
Underwriting expenses
Direct commission expense	52,585	43,912	153,300	128,278
Other underwriting expenses	38,422	26,871	109,998	72,398
Total underwriting expenses	91,007	70,783	263,298	200,676
Underwriting profit	$4,355	$29,414	$29,497	$74,058

Key Measures
Premiums written
Gross premiums written	$279,145	$232,751	$806,425	$614,954
Less: ceded premiums written	(29,768)	(17,573)	(97,198)	(49,150)
Net premiums written	$249,377	$215,178	$709,227	$565,804

Loss Ratios
Gross	63.5%	45.6%	61.9%	53.1%
Net	63.5%	52.1%	62.0%	53.4%
Net Accident Year Loss Ratio	64.1%	54.0%	61.7%	55.5%
Underwriting Expense Ratios
Gross	33.1%	30.9%	31.7%	31.2%
Net	34.7%	32.8%	33.7%	32.7%
Combined Ratios
Gross	96.6%	76.5%	93.6%	84.3%
Net	98.2%	84.9%	95.7%	86.1%

Personal Insurance Segment Information
($ in thousands)
(Unaudited)

	Three Months Ended September 30,
	2010
		Reciprocal
	Tower	Exchanges	Total	2009
Revenues
Premiums earned
Gross premiums earned	$113,590	$55,954	$169,544	$37,066
Less: ceded premiums earned	(14,593)	(9,941)	(24,534)	(8,455)
Net premiums earned	98,997	46,013	145,010	28,611
Ceding commission revenue	651	1,026	1,677	1,012
Policy billing fees	1,024	151	1,175	183
Total	100,672	47,190	147,862	29,806
Expenses
Loss and loss adjustment expenses
Gross loss and loss adjustment expenses	51,899	40,959	92,858	23,184
Less: ceded loss and loss adjustment expenses	(3,452)	(6,309)	(9,761)	(4,183)
Net loss and loss adjustment expenses	48,447	34,650	83,097	19,001
Underwriting expenses
Direct commission expense	20,162	8,303	28,465	6,329
Other underwriting expenses	12,598	4,536	17,134	4,084
Total underwriting expenses	32,760	12,839	45,599	10,413
Underwriting profit	$19,465	$(299)	$19,166	$392

Key Measures
Premiums written
Gross premiums written	$112,237	$56,217	$168,454	$50,049
Less: ceded premiums written	(15,448)	(12,722)	(28,170)	(6,579)
Net premiums written	$96,789	$43,495	$140,284	$43,470

Loss Ratios
Gross	45.7%	73.2%	54.8%	62.5%
Net	48.9%	75.3%	57.3%	66.4%
Net Accident Year Loss Ratio	54.2%	75.3%	60.9%	55.2%
Underwriting Expense Ratios
Gross	27.9%	22.7%	26.2%	27.6%
Net	31.4%	25.3%	29.5%	32.2%
Combined Ratios
Gross	73.6%	95.9%	81.0%	90.1%
Net	80.3%	100.6%	86.8%	98.6%

Personal Insurance Segment Information
($ in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2010
		Reciprocal
	Tower	Exchanges	Total	2009
Revenues
Premiums earned
Gross premiums earned	$203,616	$55,954	$259,570	$109,984
Less: ceded premiums earned	(22,708)	(9,941)	(32,649)	(23,878)
Net premiums earned	180,908	46,013	226,921	86,106
Ceding commission revenue	722	1,026	1,748	3,854
Policy billing fees	1,515	151	1,666	536
Total	183,145	47,190	230,335	90,496
Expenses
Loss and loss adjustment expenses
Gross loss and loss adjustment expenses	101,619	40,959	142,578	52,674
Less: ceded loss and loss adjustment expenses	(5,496)	(6,309)	(11,805)	(7,887)
Net loss and loss adjustment expenses	96,123	34,650	130,773	44,787
Underwriting expenses
Direct commission expense	35,920	8,303	44,223	20,297
Other underwriting expenses	28,991	4,536	33,527	12,165
Total underwriting expenses	64,911	12,839	77,750	32,462
Underwriting profit	$22,111	$(299)	$21,812	$13,247

Key Measures
Premiums written
Gross premiums written	$199,869	$56,217	$256,086	$128,531
Less: ceded premiums written	(23,194)	(12,722)	(35,916)	(13,605)
Net premiums written	$176,675	$43,495	$220,170	$114,926

Loss Ratios
Gross	49.9%	73.2%	54.9%	47.9%
Net	53.1%	75.3%	57.6%	52.0%
Net Accident Year Loss Ratio	57.0%	75.3%	60.7%	47.3%
Underwriting Expense Ratios
Gross	31.1%	22.7%	29.3%	29.0%
Net	34.6%	25.3%	32.8%	32.6%
Combined Ratios
Gross	81.0%	95.9%	84.2%	76.9%
Net	87.7%	100.6%	90.4%	84.6%

Insurance Services Segment Results of Operations
($ in thousands)
(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenue
Direct commission revenue from managing general agent	$(114)	$(270)	$(553)	$2,013
Management fee income	7,871	-	7,871	-
Reinsurance intermediary fees	599	417	1,380	718
Other revenue	631	65	1,095	1,542
Total revenue	8,987	212	9,793	4,273
Expenses
Direct commission expense paid to producers	51	56	311	1,672
Other insurance services expenses	3,785	(14)	4,309	1,025
Claims expense reimbursement to TICNY	9	71	17	1,053
Total	3,845	113	4,637	3,750
Insurance services pre-tax income	$5,142	$99	$5,156	$523

Premiums produced by TRM on behalf of issuing companies	$-	$318	$-	$11,526

Tower Group, Inc.
Consolidated Balance Sheets
(Unaudited)
	September 30,	December 31,
($ in thousands, except par value and share amounts)	2010	2009
Assets
Investments - Tower
Available-for-sale investments, at fair value:
Fixed-maturity securities (amortized cost of $2,058,448 and $1,729,117)	$2,189,524	$1,783,596
Equity securities (cost of $37,105 and $78,051)	40,480	76,733
Short-term investments (cost of $26,656 and $36,500)	26,902	36,500
Investments - Reciprocal Exchanges
Available-for-sale investments, at fair value:
Fixed-maturity securities (amortized cost of $306,832)	316,602	-
Total available-for-sale investments, at fair value	2,573,508	1,896,829
Cash and cash equivalents (includes $11,675 relating to Reciprocal Exchanges in 2010)	118,436	164,882
Investment income receivable (includes $833 relating to Reciprocal Exchanges in 2010)	26,264	20,240
Premiums receivable (includes $35,948 relating to Reciprocal Exchanges in 2010)	361,030	308,075
Reinsurance recoverable on paid losses (includes $7,245 relating to Reciprocal Exchanges in 2010)	27,084	14,819
Reinsurance recoverable on unpaid losses (includes $17,460 relating to Reciprocal Exchanges in 2010)	299,970	199,687
Prepaid reinsurance premiums (includes $17,284 relating to Reciprocal Exchanges in 2010)	90,510	94,818
Deferred acquisition costs, net (includes $19,185 relating to Reciprocal Exchanges in 2010)	230,775	170,652
Deferred income taxes	-	41,757
Intangible assets (includes $5,702 relating to Reciprocal Exchanges in 2010)	114,808	53,350
Goodwill	249,404	244,690
Other assets (includes $8,206 relating to Reciprocal Exchanges in 2010)	197,569	103,153
Total assets	$4,289,358	$3,312,952
Liabilities
Loss and loss adjustment expenses (includes $181,439 relating to Reciprocal Exchanges in 2010)	$1,632,361	$1,131,989
Unearned premium (includes $111,413 relating to Reciprocal Exchanges in 2010)	873,122	658,940
Reinsurance balances payable (includes $9,719 relating to Reciprocal Exchanges in 2010)	57,176	89,080
Funds held under reinsurance agreements	78,358	13,737
Other liabilities (includes $22,916 relating to Reciprocal Exchanges in 2010)	143,954	133,647
Deferred income taxes (includes $4,634 relating to Reciprocal Exchanges in 2010)	3,795	-
Debt	373,637	235,058
Total liabilities	3,162,403	2,262,451
Contingencies
Stockholders' equity
Common stock ($0.01 par value; 100,000,000 shares authorized, 45,592,109 and 45,092,321 shares issued, and 41,525,941 and 44,984,953 shares outstanding)	456	451
Treasury stock (4,066,168 and 107,368 shares)	(87,303)	(1,995)
Paid-in-capital	759,598	751,878
Accumulated other comprehensive income	87,560	34,554
Retained earnings	333,628	265,613
Tower Group, Inc. stockholders' equity	1,093,939	1,050,501
Noncontrolling interests - Reciprocal Exchanges	33,016	-
Total stockholders' equity	1,126,955	1,050,501
Total liabilities and stockholders' equity	$4,289,358	$3,312,952

Tower Group, Inc.
Consolidated Statements of Income and Comprehensive Income
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share amounts)	2010	2009	2010	2009
Revenues
Net premiums earned	$378,779	$223,978	$919,792	$621,519
Ceding commission revenue	10,916	6,933	29,557	27,674
Insurance services revenue	1,116	270	1,922	4,253
Policy billing fees	1,896	871	3,677	2,191
Net investment income	29,294	21,733	76,400	53,683
Net realized investment gains (losses)
Other-than-temporary impairments	(4,953)	(19,451)	(13,935)	(34,322)
Portion of loss recognized in other comprehensive income	4,400	7,761	10,120	15,278
Other net realized investment gains	2,270	14,245	11,438	21,369
Total net realized investment gains (losses)	1,717	2,555	7,623	2,325
Total revenues	423,718	256,340	1,038,971	711,645
Expenses
Loss and loss adjustment expenses	231,463	120,839	560,668	330,922
Direct and ceding commission expense	81,173	50,289	197,837	150,238
Other operating expenses	52,199	31,631	142,126	89,794
Acquisition-related transaction costs	148	1,987	1,398	13,335
Interest expense	6,192	5,055	16,287	13,497
Total expenses	371,175	209,801	918,316	597,786
Other income (expense)
Equity in loss of unconsolidated affiliate	-	-	-	(777)
Gain on investment in acquired unconsolidated affiliate	-	-	-	7,388
Other expense	-	-	(466)	-
Income before income taxes	52,543	46,539	120,189	120,470
Income tax expense	18,022	16,561	39,939	41,888
Net income	$34,521	$29,978	$80,250	$78,582
Less: Net income attributable to Reciprocal Exchanges	814	-	814	-
Net income available to common shareholders.	$33,707	$29,978	$79,436	$78,582
Net income	$34,521	$29,978	$80,250	$78,582
Gross unrealized investment holding gains arising during periods	55,667	67,113	98,941	115,672
Cumulative effect of adjustment resulting from adoption of new accounting guidance	-	-	-	(2,497)
Equity in net unrealized gains on investment in unconsolidated affiliate's investment portfolio	-	-	-	3,124
Less: Reclassification adjustment for (gains) losses included in net income	(1,717)	(2,555)	(7,623)	(2,325)
Income tax (expense) related to items of other comprehensive income	(18,882)	(20,934)	(31,961)	(37,507)
Comprehensive net income	$69,589	$73,602	$139,607	$155,049
Less: Comprehensive income attributable to Reciprocal Exchanges	6,351	-	6,351	-
Comprehensive income attributable to Tower Group, Inc.	$63,238	$73,602	$133,256	$155,049
Earnings per share attributable to Tower stockholders:
Basic	$0.79	$0.74	$1.81	$2.05
Diluted	$0.78	$0.74	$1.79	$2.04
Weighted average common shares outstanding
Basic	42,924	40,482	44,106	38,248
Diluted	43,098	40,701	44,294	38,462
Dividends declared and paid per common share	$0.13	$0.07	$0.27	$0.19

CONTACT:
Tower Group, Inc.
Bill Hitselberger, 212-655-2110
Senior Vice President and Chief Financial Officer
bhitselberger@twrgrp.com